Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 2 to the Form S-1 of TC Bancshares, Inc. filed with the Securities and Exchange Commission of our report dated March 12, 2021, on our audits of the financial statements of TC Federal Bank appearing in the Prospectus, which is part of this Registration Statement. We also consent to the references to our firm under the captions “Experts” in the Prospectus.

/S/ Wipfli, LLP

Atlanta, Georgia

May 10, 2021